UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2015

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices) (Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting of Stockholders of PharMerica Corporation (the “Company”) was held on June 19, 2015.

1.	The Company’s stockholders approved the election of the following nine directors for a term to expire at the Annual Meeting of Stockholders in 2016. The votes for each director were as follows:

Name	For	Withheld Authority	Broker Non-Votes
Frank E. Collins, Esq.	26,312,400	425,029	2,227,397
W. Robert Dahl, Jr.	26,541,693	195,736	2,227,397
Marjorie W. Dorr	26,545,191	192,238	2,227,397
Thomas P. Gerrity, Ph.D.	26,316,311	421,118	2,227,397
Patrick G. LePore	26,539,421	198,008	2,227,397
Thomas P. Mac Mahon	26,539,090	198,339	2,227,397
Geoffrey G. Meyers	26,318,584	418,845	2,227,397
Robert A. Oakley, Ph.D.	26,541,020	196,409	2,227,397
Gregory S. Weishar	25,539,361	198,068	2,227,397

2.
The Company’s stockholders voted upon the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The votes on this proposal were as follows:

For	Against	Abstained
28,879,980	75,422	9,424

3.	The Company’s stockholders voted upon and approved, by advisory vote, the compensation of the Company’s named executive officers. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
24,801,009	1,703,482	232,938	2,227,397

4.	The Company’s stockholders voted upon and approved and adopted the PharMerica Corporation 2015 Omnibus Incentive Plan. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
23,399,246	3,221,514	116,669	2,227,397

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: June 23, 2015	By:	/s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary